Exhibit 4.2









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                              HBANCORPORATION, INC.

                         RECOGNITION AND RETENTION PLAN

                           RESTRICTED STOCK AGREEMENT

RS No. _____

     Shares of Restricted Stock are hereby awarded on April 28, 1997, by Hbancorporation, Inc. (the "Corporation"), to __________________________________
(the "Grantee"), in accordance with the following terms and conditions, and the conditions contained in the Corporation's Recognition and Retention Plan (the "Plan"):

     1. Share Award. The Corporation hereby awards the Grantee ____________ shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of the Corporation pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth. A copy of the Plan as currently in effect is incorporated herein by reference and is attached hereto.

     2. Restrictions on Transfer and Restricted Period. During the period (the "Restricted Period") commencing on April 28, 1997, and terminating on April 28, 2001, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided.

     Except as set forth below, the Shares will vest at a rate of 20% of the Shares per year of Continuous Service (as defined in the Plan) commencing on April 28, 1997 pursuant to the following schedule:

                                                       % of the
          Date of Vesting                            Shares Vested
          ---------------                            -------------
          April 28, 1997                                 20%
          April 28, 1998                                 20%
          April 28, 1999                                 20%
          April 28, 2000                                 20%
          April 28, 2001                                 20%

     Subject to the restrictions set forth in the Plan, the Committee referred to in Section 6 of the Plan or its successor (the "Committee") shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares thereto, or to remove any or all of such restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period.

     3. Termination of Service. If the Grantee ceases to maintain "Continuous Service" (as defined in the Plan) for any reason other than death, disability or retirement, all shares which at the



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time of such  termination of Continuous  Service are subject to the restrictions imposed by Section 2 above shall upon such termination of Continuous Service be forfeited to the Corporation. If the Grantee ceases to maintain "Continuous Service" (as defined in the Plan) by reason of death, disability or retirement, the Shares then still subject to restrictions imposed by Section 2 of this Agreement shall be free of those restrictions as provided in the Plan and shall not be forfeited.

     4. Certificates for the Shares. The Corporation shall issue five certificates in the name of the Grantee, each in respect of 20% of the Shares, and shall hold each such certificate on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby. Such certificates shall bear the following legend:

                  The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Recognition and Retention Plan of HBancorporation, Inc.. Copies of such Plan are on file in the offices of the Secretary of HBancorporation, 619-12th Street, Lawrenceville, Illinois 62439.

     The Grantee further agrees that simultaneously with the execution of this Agreement, the Grantee shall execute five stock powers in favor of the Corporation, each with respect to 20% of the Shares, and shall promptly deliver such stock powers to the Corporation.

     5. Grantee's Rights. The Grantee, as owner of the Shares, shall have all rights of a stockholder.

     6. Expiration of Restricted Period. Upon the lapse or expiration of the Restricted Period with respect to a portion of the Shares, the Corporation shall deliver to the Grantee (or in the case of a deceased Grantee, to his legal representative) the certificate in respect of such shares and the related stock power held by the Corporation pursuant to Section 4 above. The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above and such certificate shall not bear the legend provided for in Section 4 above.

     7. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in Section 2 above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 4 above.

     8. Delivery and Registration of Shares of Common Stock. The Corporation's obligation to deliver shares of Common Stock hereunder shall be conditioned upon the receipt of a representation as to the investment intention of the Grantee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or



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local  securities  legislation  or  regulation.  It may  be  provided  that  any representation shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities regulation. The Corporation shall not be required to deliver any shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, Rule or regulation, as the Committee shall determine to be necessary or advisable.

     9. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or his legal representatives with regard to any question arising hereunder or under the Plan.

     10. Grantee Service. Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Grantee's service as a director, advisory director, director emeritus, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Grantee.

     11. Withholding and Social Security Taxes. Upon the termination of the Restricted Period with respect to any Shares (or any such earlier time, if any, that an election is made under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation may, in its sole discretion, withhold a sufficient number of Shares or withhold sufficient cash to cover any applicable withholding and employment taxes. Alternatively, the Corporation may require the Grantee to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to the Shares. The Corporation shall have the right to deduct from all dividends paid on the Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local laws.

     12. Grantee Acceptance. The Grantee shall signify his acceptance of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock powers and returning a signed copy thereof and of the attached stock powers to the Corporation. IF A FULLY EXECUTED COPY HEREOF AND THE ATTACHED STOCK POWERS HAVE NOT BEEN RECEIVED BY THE CORPORATION, THE CORPORATION MAY REVOKE THIS AWARD, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.



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     IN WITNESS  WHEREOF,  the parties hereto have caused this RESTRICTED  STOCK
AGREEMENT to be executed as of the date first above written.




                                                     HBANCORPORATION, INC.




                                                     By:________________________





                                                     ACCEPTED:


                                                     ___________________________




                                                     ___________________________

                                                     (Street Address)


                                                     ___________________________

                                                     (City, State & Zip Code)



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                                   STOCK POWER


     For value received, I hereby sell, assign, and transfer to Hbancorporation, Inc. (the "Corporation") ____________ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid
Corporation, represented by Certificate No. , and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.



                                                           _____________________





Dated: ________________________


In the presence of:


_______________________________
Cleora Gillespie, Secretary

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                                   STOCK POWER


     For value received, I hereby sell, assign, and transfer to Hbancorporation, Inc. (the "Corporation") __________________ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid
Corporation, represented by Certificate No. , and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.



                                                           _____________________





Dated: ____________________


In the presence of:




___________________________
Cleora Gillespie, Secretary

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                                   STOCK POWER


     For value received, I hereby sell, assign, and transfer to Hbancorporation, Inc. (the "Corporation") __________________ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid
Corporation, represented by Certificate No. , and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.



                                                             ___________________





Dated: ____________________


In the presence of:



___________________________
Cleora Gillespie, Secretary

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                                   STOCK POWER


     For value received, I hereby sell, assign, and transfer to Hbancorporation, Inc. (the "Corporation") ________________ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid
Corporation, represented by Certificate No. , and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.


                                                             ___________________






Dated: ____________________


In the presence of:



___________________________
Cleora Gillespie, Secretary

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                                   STOCK POWER


     For value received, I hereby sell, assign, and transfer to Hbancorporation, Inc. (the "Corporation") _________________ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid
Corporation, represented by Certificate No. , and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.


                                                            ____________________






Dated: ____________________


In the presence of:




___________________________
Cleora Gillespie, Secretary